EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

       We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-58570) pertaining to the 1983 Incentive Stock Option Plan of Intrusion Inc. and the 1987 Incentive Stock Option Plan of Intrusion Inc., the Registration Statement (Form S-8, No. 333-60928) and the Registration Statement (Form S-8, No. 333-57948) pertaining to the 1995 Stock Option Plan of Intrusion Inc., as amended, the Registration Statement (Form S-8, No. 33-34484) and the Registration Statement (Form S-8, No. 333-90408) pertaining to the 1995 Non-employee Director Stock Option Plan of Intrusion Inc., as amended, the Registration Statement (Form S-8, No. 33-42927) pertaining to the 1997 Employee Stock Purchase Plan of Intrusion Inc., the Registration Statement (Form S-8, No. 33-80898) pertaining to the 401(k) Savings Plan of Intrusion Inc. and the Registration Statement (Form S-8, No. 333-53813) pertaining to the Essential Communication Corporation 1996 Stock Option Plan of our report dated January 30, 2004, except for Note 13 for which the date is March 25, 2004, with respect to the consolidated financial statements and schedule of Intrusion Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003.

KBA Group LLP

Dallas, Texas

March 26, 2004